SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549



                                                  AMENDMENT NO. 1
                                                        TO
                                                     FORM 8-K

                                                  CURRENT REPORT
                                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                                            SECURITIES AND EXCHANGE ACT


            Date of report (Date of earliest event reported):January 31, 2000
                                                             ----------------


                                             FINANCIAL INTRANET, INC.
                                             ------------------------
                            (Exact Name of Registrant as Specified in Charter)


                    Nevada                                7375                                  88-0357272
         --------------------------------            -------------                          --------------
         (State or Other Jurisdiction                (Commission                        (IRS Employer
             of Incorporation)                         File Number)                      Identification No.)

    116 Radio Circle, Mt. Kisco, New York                            10549
  ----------------------------------------------------------------------------
          (Address of Principal Executive Offices)                 (Zip Code)


         Registrant's telephone number, including area code:   (914) 242-4848
                                                             -----------------

Item 4.  Changes in Registrant's Certifying Accountant.

         On January 31, 2000, the Company engaged Richard A. Eisner & Company, LLP as its independent accountants following dismissal of the Company's former independent accountants, Reminick Aarons & Company, LLP. The change of independent accountants was approved by the Board of Directors of the Company.

         During the Company's last two fiscal years there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

         The former independent accountants' report on the Company's financial statements for the year ended December 31, 1997 was unqualified. The report for the year ended December 31, 1998 was modified when issued with respect to an explanatory paragraph describing a going concern issue. Such report, however, did not contain any adverse opinion or disclaimer of opinion or was modified as to audit scope, accounting principles or other uncertainty.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter regarding change in certifying public accountant.


                                                    SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


February 17, 2000                         FINANCIAL INTRANET, INC.

                                          By: /s/ Michael Sheppard
                                              Michael Sheppard, President and
                                              Chief Operating Officer